UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS

United States Bankruptcy Court ★ Southern - Texas ★

ENTERED
04/28/2021

In Re: ESP Resources, Inc.

Debtor(s)

Case No.: 16–60021

Chapter: 7

ORDER CLOSING CASE

The estate has been fully administered. Therefore, the Court orders:

1. Lowell T Cage is discharged as trustee of the estate.

2. The Trustee's bond is cancelled.

3. The case is closed.

Signed and Entered on Docket: 4/28/21

Christopher M. Lopez
United States Bankruptcy Judge